EXHIBIT B

                        INCENTIVE STOCK OPTION AGREEMENT


     THIS AGREEMENT is made as of the 5th day of February, 1995 by and between Applied Laser Systems (the "Company"), and William J. Young ("Optionee").

                               W I T N E S S E T H

     WHEREAS, pursuant to the Applied Laser Systems 1994 Stock Option Plan (the "Stock Option Plan"), the Plan Committee of the Board of Directors of the Company (the "Plan Committee") has authorized the granting to Optionee of an incentive stock option to purchase the number of shares of Class A common stock (the "Common Stock") of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated;

     NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

     1.  Number of Shares;  Option  Price.  Pursuant  to said action of the Plan
Committee, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of said Stock Option Plan, all or any part of 434,781 shares of Common Stock of the Company for cash at the price of $1.00 per share.

     2. Terms. This Option shall expire on February 4, 2005, unless such Option shall have been terminated prior to that date in accordance with the provisions of the Stock Option Plan or this Agreement (the "Termination Date). The terms "Parent" and "Subsidiary" herein mean a parent corporation or a subsidiary corporation, as such terms are defined in the Stock Option Plan. If Optionee owns more than 10% of the voting stock of the Company, a Parent or a Subsidiary on the date of this Agreement, the Termination Date shall be no later than the day before the fifth anniversary of the date of this Agreement.

     3. Vesting. This Option shall vest and be exercisable immediately as to 144,927 shares; 289,854 shares on and after February 5, 1996; and 434,781 shares on and after February 5, 1997. The Option shall thereafter remain wholly exercisable for the term specified in Paragraph 2 hereof, provided that Optionee is then and has continuously been in the employ of the Company, a Parent or a Subsidiary; subject, however, to the provisions of Paragraph 5 hereof.

     4. Exercise. The Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with a check made payable to the Company in the amount of the purchase price of such shares and the written statement provided for in Paragraph 9 hereof, if required by said Paragraph 9. Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

     5.  Exercise  on  Termination  of  Employment.   In  the  event  Optionee's
employment is terminated Optionee's right to exercise his options, if any, shall be governed by Section 7 of the Stock Option Plan.

     6. Nontransferability. This Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during his lifetime and after his death, by his representative or by the person entitled thereto under his will or the laws of intestate succession.

     7. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of the Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued, except as provided in Section 10 of the Stock Option Plan.

     8. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 7 and 10 of the Stock Option Plan.

     9. Restrictions on Transfer of Shares.

     a. Securities Law Restrictions. Optionee represents and agrees that, upon his exercise of the Option in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the shares issued to him, he will acquire the shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof he will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraphs 5 and 6 hereof shall, upon each exercise of the Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

     10. Plan Governs. This Agreement and the Option evidenced hereby are made and granted pursuant to the Stock Option Plan and are in all respects limited by and subject to the express terms and provisions of that Plan, as it may be amended from time to time and construed by the Plan Committee of the Board of Directors of the Company. It is intended that this Option shall qualify as an incentive stock option as defined by Section 422 of the Code, and this Agreement shall be construed in a manner which will enable this Option to be so qualified. Optionee hereby acknowledges receipt of a copy of the Stock Option Plan.

     11. Notices. All notices to the Company shall be addressed to the President of the Company at the principal office of the Company at 2067 Commerce Drive, Medford, OR 97504, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company or its Subsidiaries, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the President of the Company (as the case may be).

     12. Sale or Other Disposition. Optionee understands that, under current law, beneficial tax treatment resulting from the exercise of this Option will be available only if certain requirements of the Code are satisfied, including without limitation, the requirement that no disposition of shares of Common Stock of the Company acquired pursuant to exercise of this Option be made within two years from the grant date or within one year after the transfer of such shares to him or her. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any shares acquired by exercise of this Option, he or she will first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition. In addition to the foregoing, Optionee hereby agrees that if Optionee disposes (whether by sale, exchange, gift, or otherwise) of any of the shares acquired by exercise of this Option within two years of the grant date or within one year after the transfer of such shares to Optionee upon exercise of this Option, then Optionee shall notify the Company of such disposition in writing within 30 days from the date of such disposition. Said written notice shall state the date of such disposition, and the type and amount of the consideration received for such share or shares by Optionee in connection therewith. In the event of any such disposition, the Company shall have the right to require Optionee to immediately pay the Company the amount of taxes (if any) which the Company is required to withhold under federal and/or state law as a result of the granting or exercise of the subject Option in the disposition of the subject shares.

     13. 180-Day Holdback. In accepting the grant of this Option, Optionee hereby agrees that, in the event of an underwritten public offering of the Company's securities pursuant to which any of its securities are registered pursuant to the Securities Act of 1933, as amended, and to the extent the underwriter of such offering requests that the shareholders of the Company agree to do so, the Optionee will agree not to sell any of the Common Stock issued or issuable upon exercise of this Option for a period of at least 180 days after the closing of such public offering, and to sign a 180- day holdback agreement to that effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                    APPLIED LASER SYSTEMS


                                                    By__________________________

                                                    Title:______________________


                                                    OPTIONEE:


                                                    ----------------------------
                                                           (Signature)

                                                    ----------------------------
                                                      (Typed or Printed Name)


                                                    Address:

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------